UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2022

HOUR LOOP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41204	47-2869399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8201 164th Ave NE #200, Redmond, WA 98052-7615

(Address of principal executive offices)

(206) 385-0488 ext. 100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HOUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2022, Hour Loop, Inc. (the “Company”) entered into Addendum No. 1 (the “Lai Addendum”) to Executive Employment Agreement with Sam Lai, the Company’s Chairman of the Board, Chief Executive Officer and majority stockholder. Pursuant to the terms of the Lai Addendum, Mr. Lai’s bonus targets and payments were set as follows:

●	If the Company grows its net profits (excluding taxes) to at least $7,000,000 during the 2022 fiscal year, Mr. Lai will receive a bonus equal to 50% of base salary.

●	If the Company grows its net profits (excluding taxes) to at least $8,500,000 during the 2022 fiscal year, Mr. Lai will receive a bonus equal to 100% of base salary.

The satisfaction of the above conditions will be determined following the end of the 2022 fiscal year. For the avoidance of doubt, only one of the above bonus amounts, if at all, will be payable.

Also on January 20, 2022, the Company entered into Addendum No. 1 (the “Yu Addendum”) to Executive Employment Agreement with Sau Kuen (Maggie) Yu, the Company’s Senior Vice President, Director and majority stockholder. Pursuant to the terms of the Yu Addendum, Ms. Yu’s bonus targets and payments were set as follows:

●	If the Company acquires at least 75 but fewer than 100 new vendors during the 2022 fiscal year, Ms. Yu will receive a bonus equal to 50% of base salary.

●	If the Company acquires 100 or more new vendors during the 2022 fiscal year, Ms. Yu will receive a bonus equal to 100% of base salary.

The satisfaction of the above conditions will be determined following the end of the 2022 fiscal year. For the avoidance of doubt, only one of the above bonus amounts, if at all, will be payable.

Mr. Lai and Sau Kuen (Maggie) Yu are husband and wife, and together, beneficially own 33,300,000 shares of the Company’s common stock, representing 96% of the voting power of the Company’s outstanding common stock, with each of Mr. Lai and Ms. Yu beneficially holding 33,300,000 shares of the Company’s common stock, as each of them is deemed to indirectly beneficially own the other’s 16,650,000 shares.

The foregoing description of the Lai Addendum and the Yu Addendum is qualified in its entirety by reference to the complete terms and conditions of the Lai Addendum and the Yu Addendum, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Addendum No. 1 to Executive Employment Agreement, dated as of January 20, 2022, by and between the registrant and Sam Lai.
10.2	Addendum No. 1 to Executive Employment Agreement, dated as of January 20, 2022, by and between the registrant and Sau Kuen Yu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUR LOOP, INC.

Dated: January 26, 2022	By:	/s/ Sam Lai
	Name:	Sam Lai
	Title:	Chief Executive Officer